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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   March 29, 1999
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                           Saratoga Resources, Inc.
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            (Exact name of registrant as specified in its charter)


Delaware                            0-11498
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
of incorporation)                 File Number)               Identification No.)


301 Congress Avenue, Suite 1550, Austin, Texas                    78701
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   (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code    512-478-5717
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           (former name or former address, if changed since report.)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a) Previous independent accountants.

    (i) On March 29, 1999, the Board of Directors of the Registrant determined not to engage Hein + Associates ("Hein") to audit the Registrant's consolidated financial statements as of and for the year ended December 31, 1998.

    (ii) The reports of Hein on the consolidated financial statements of the Registrant as of and for the years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principal.

    (iii) The management of the Registrant has requested that Hein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. When received, such letter will be filed by amendment as Exhibit 16 to this Report.

    (iv) In connection with Hein's audits as of and for the years ended December 31, 1997 and 1996 and through March 29, 1999, there have been no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hein would have caused them to make reference thereto in their reports on the consolidated financial statements as of and for the years ended December 31, 1997 and 1996.

(b) New independent accountants. On March 29, 1999 the Board of Directors of the Registrant formally approved the appointment of Ernst & Young LLP as its independent accountant to audit the Registrant's consolidated financial statements as of and for the year ended December 31, 1998.

(c) Other. The decision to change independent accountants was approved by the Board of Directors of the Registrant. The Registrant does not have an audit committee.

ITEM 7. FINANCIAL STATMENTS AND EXHIBITS.

    Exhibit 16 - Letter re change of certifying accountants - to be filed by amendment.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 2, 1999                   SARATOGA RESOURCES, INC.


                                       By: /s/ Thomas F. Cooke
                                           ____________________________________
                                           Thomas F. Cooke,
                                           Chief Executive Officer